EXHIBIT 3.2

AMENDED BYLAWS

AMENDED AND RESTATED BYLAWS

OF

HEALTHY FAST FOOD, INC.

         __________________________________
        As adopted June 26, 2007

HEALTHY FAST FOOD, INC.
AMENDED AND RESTATEDBYLAWS

TABLE OF CONTENTS

Section	Page

ARTICLE I - Offices

1.1	Registered Office	1
1.2	Principal Office	1

ARTICLE II - Stockholders

2.1	Annual Meeting	1
2.2	Special Meetings	1
2.3	Place of Meeting	2
2.4	Notice of Meeting	2
2.5	Adjournment	2
2.6	Organization	2
2.7	Closing of Transfer Books or Fixing of Record Date	2
2.8	Quorum	3
2.9	Proxies	3
2.10	Voting of Shares	3
2.11	Action Taken Without a Meeting	4
2.12	Meetings by Telephone	4
2.13	Voting by Class or Series	4
2.14	Stockholder Proposals	4
2.15	Conduct of Meeting	5

ARTICLE III - Directors

3.1	Board of Directors; Number; Qualifications; Election	5
3.2	Powers of the Board of Directors: Generally	6
3.3	Resignation	6
3.4	Removal	6
3.5	Vacancies	6
3.6	Nominations of Directors	6
3.7	Regular Meetings	7
3.8	Special Meetings	7
3.9	Notice	7
3.10	Quorum	8
3.11	Manner of Acting	8
3.12	Compensation	8

3.13	Action Taken Without a Meeting	8
3.14	Meetings by Telephone	8
3.15	Interested Directors	8

ARTICLE IV – Committees of the Board of Directors

4.1	Committees	9
4.2	Committee Chairman, Books and Records	9
4.3	Alternates	9
4.4	Quorum and Manner of Acting	9

ARTICLE V - Officers and Agents

5.1	Officers of the Corporation	9
5.2	Election and Term of Office	10
5.3	Removal	10
5.4	Vacancies	10
5.5	President	10
5.6	Vice Presidents	10
5.7	Secretary	11
5.8	Treasurer	11
5.9	Salaries	11
5.10	Bonds	12

ARTICLE VI - Stock

6.1	Stock Certificates and Transfers	12
6.2	Lost, Stolen or Destroyed Certificates	12
6.3	Transfer Agents, Registrars, and Paying Agents	12

ARTICLE VII - Indemnification of Officers and Directors

7.1	Indemnification; Advancement of Expenses	13
7.2	Insurance and Other Financial Arrangements Against Liability of Directors, Officers, Employees, and Agents	13

ARTICLE VIII – Applicability of Certain Statutes

8.1	Acquisition of Controlling Interest	13
8.2	Combinations with Interested Stockholders	13

ARTICLE IX - Execution of Instruments; Loans, Checks and Endorsements; Deposits; Proxies
9.1	Execution of Instruments	13
9.2	Loans	14
9.3	Checks and Endorsements	14
9.4	Deposits	14
9.5	Proxies	14
9.6	Contracts	14

ARTICLE X - Miscellaneous

10.1	Waivers of Notice	15
10.2	Corporate Seal	15
10.3	Fiscal Year	15
10.4	Amendment of Bylaws	15
10.5	Uniformity of Interpretation and Severability	15
10.6	Emergency Bylaws	15

Secretary’s Certification	15

AMENDED AND RESTATEDBYLAWS

OF

HEALTHY FAST FOOD, INC.

ARTICLE I
Offices

1.1           Registered Office.  The registered office of the Corporation required by the Chapter 78 of the Nevada Revised Statutes (“NRS”) to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

1.2           Principal Office.  The Corporation may have such other office or offices either within or outside of the State of Nevada as the business of the Corporation may require from time to time if so designated by the Board of Directors.

ARTICLE II
Stockholders

2.1           Annual Meeting.  Unless otherwise designated by the Board of Directors, the annual meeting shall be held on the date and at the time and place fixed by the Board; provided, however, that the first annual meeting shall be held on a date that is within 18 months after the date on which the Corporation first has stockholders, and each successive annual meeting shall be held on a date that is within 18 months after the preceding annual meeting.  If the Corporation’s common stock is listed on a national stock exchange or Nasdaq and the Corporation is subject to the corporate governance requirements of such market, the Corporation shall hold its annual meeting on a date that is within one year after the end of the Corporation’s fiscal year.

2.2           Special Meetings.  Special meetings of stockholders of the Corporation, for any purpose, may be called by the Chairman of the Board, the President, or a majority of the Board of Directors.  Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting and shall be delivered to the principal office of the Corporation addressed to the Secretary.  The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

2.3           Place of Meeting.  The Board of Directors may designate any place, either within or outside the State of Nevada, as the place for any annual meeting or special meeting called by the Board of Directors.  If no designation is made, or if a meeting shall be called otherwise than by the Board, the place of meeting shall be the Company’s principal offices, whether within or outside the State of Nevada.

2.4           Notice of Meeting.  Written notice signed by an officer designated by the Board of Directors, stating the place, day, and hour of the meeting and the purpose for which the meeting is called, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote, shall be delivered personally or mailed postage prepaid or delivered by any other means set forth in NRS (currently 78.370) to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.  If mailed, such notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and notice shall be deemed to have been given upon the mailing of any such notice, and the time of the notice shall begin to run from the date upon which the notice is deposited in the mail for transmission to the stockholder.  Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership.  Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

2.5           Adjournment.  When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.  The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.  If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.

2.6           Organization.  The Chairman of the Board or, if none, the President or any vice president shall call meetings of stockholders to order and act as chairman of such meetings.  In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting.  In the absence of the Secretary or any assistant secretary of the Corporation, any person appointed by the chairman shall act as secretary of such meeting.  An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

2.7           Closing of Transfer Books or Fixing of Record Date.  The Board of Directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than 60 days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined.  Only stockholders of record on that day are entitled to notice or to vote at such meeting.  If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

2.8           Quorum.  Unless otherwise provided by the Articles of Incorporation, one-third of the voting power that is present, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at a meeting of stockholders.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

Unless the NRS provides for different proportions, if a quorum is present, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

2.9           Proxies.  At all meetings of stockholders, a stockholder may vote by proxy, as prescribed by law.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.  If the Corporation’s common stock is listed on a national stock exchange or Nasdaq and the Corporation is subject to the corporate governance requirements of such market, the Corporation shall solicit proxies and provide proxy statements for all meetings of stockholders.

2.10                      Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation.  If the Articles of Incorporation or any such resolution provide for more or less than one vote per share for any class or series of shares on any matter, every reference in the Articles of Incorporation, these Bylaws and the NRS to a majority or other proportion or number of shares shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, or the NRS.  Cumulative voting shall not be allowed.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.  A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote “for” the management’s position.

2.11                      Action Taken Without a Meeting.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.  The written consent must be filed with the minutes of the proceedings of the stockholders.

2.12                      Meetings by Telephone.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.13                      Voting by Class or Series.  Unless otherwise provided in the NRS, the Articles of Incorporation or these Bylaws, if voting by a class or series of stockholders is permitted or required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business.  Action by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

2.14                      Stockholder Proposals.  At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors or (b) by a stockholder of the Corporation who complies with the procedures set forth in this Section 2.14.  For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.14.

2.15                      Conduct of Meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to only stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
Directors

3.1           Board of Directors; Number; Qualifications; Election. The Corporation shall be managed by a Board of Directors, all of whom must be natural persons at least 18 years of age.  Directors need not be residents of the State of Nevada or stockholders of the Corporation.  The number of directors of the Corporation shall be not less than one nor more than twelve.  Subject to such limitations, the number of directors may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.  Each director shall hold office until the next annual meeting of stockholders or until his successor has been elected and qualified.

3.2           Powers of the Board of Directors: Generally.  Subject only to such limitations as may be provided by the NRS or the Articles of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation.

3.3           Resignation.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President, any vice president, or the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.4           Removal.  Except as otherwise provided in the Articles of Incorporation, any director may be removed, either with or without cause, at any time by the vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

3.5           Vacancies.  All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

3.6           Nominations of Directors.  Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 3.6 shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedure set forth in this Section 3.6.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s (or its agent’s) books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice, and (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.6.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.7           Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of stockholders.  The Board of Directors may provide by resolution the time and place, either within or outside the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

3.8           Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or President and shall be called by the Secretary on the written request of three directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the Board of Directors called by them.

3.9           Notice.  Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address.  Notice may also be given by facsimile machine when directed to a number at which the director has consent to receive notice, or by electronic mail, when directed to an electronic mail address at which the director has consent to receive notice.  Any director may waive notice of any meeting.  A director’s presence at a meeting shall constitute a waiver of notice of such meeting if the director’s oral consent is entered on the minutes or by taking part in the deliberations at such meeting without objecting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10                      Quorum.  A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.11                      Manner of Acting.  If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Articles of Incorporation.

3.12                      Compensation.  By resolution of the Board of Directors, any director may be paid any one or more of the following:  his expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13                      Action Taken Without a Meeting.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee.  The written consent must be filed with the minutes of the proceedings of the Board or committee.

3.14                      Meetings by Telephone.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

3.15                      Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers is a director or officer of this Corporation, on in which one of the directors or officers of this Corporation has a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because (a) the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, (b) his or their votes are counted for such purpose, or (c) the director or officer joins in the signing of a written consent which authorizes or approves the contract or transaction, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; (iii) the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the Board or committee for action; or (iv) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which authorizes the contract or transaction.

ARTICLE IV
Committees of the Board Of Directors

4.1           Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of at least one director, which, to the extent provided in the resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may appoint natural persons who are not directors to serve on committees.

4.2           Committee Chairman, Books and Records.  As determined or delegated by the Board of Directors, each committee shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules.  It shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board.

4.3           Alternates.  The Board of Directors may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee.  Unless the Board of Directors appoints alternate members pursuant to this Section 4.3, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.

4.4           Quorum and Manner of Acting.  At each meeting of any committee, the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V
Officers and Agents

5.1           Officers of the Corporation.  The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may appoint one or more vice presidents and such other officers, assistant officers, committees, and agents, including a chairman of the board, assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors.

One person may hold any two or more offices.  The officers of the Corporation shall be natural persons 18 years of age or older.  In all cases where the duties of any officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent, or employee shall follow the orders and instructions of (a) the President, and if a chairman of the board has been elected, then (b) the Chairman of the Board.

5.2           Election and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until the first of the following occurs:  until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

5.3           Removal.  Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

5.4           Vacancies.  A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

5.5           President.  The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees.  The President shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock.  The President may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings.  At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors.  The President shall have custody of the Treasurer’s bond, if any.  If a chairman of the board has been elected, the Chairman of the Board shall have, subject to the direction and modification of the Board of Directors, all the same responsibilities, rights, and obligations as described in these Bylaws for the President.

5.6           Vice Presidents.  The Vice Presidents, if any, shall assist the President and shall perform such duties as may be assigned to them by the President or by the Board of Directors.  In the absence of the President, the Vice President designated by the Board of Directors or (if there be no such designation) the Vice President designated in writing by the President shall have the powers and perform the duties of the President.  If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

5.7           Secretary.  The Secretary shall perform the following:  (a) keep the minutes of the proceedings of the stockholders, executive committee, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep, at the Corporation’s registered office or principal place of business within or outside Nevada, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (e) sign with the President or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

5.8           Treasurer.  The Treasurer shall be the chief financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors.  The Treasurer shall receive and give receipts and acquittances for monies paid in or on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity.  The Treasurer shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time.  The Treasurer shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.  The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President.  The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

The Treasurer shall also be the principal accounting officer of the Corporation.  The Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

5.9           Salaries.  Officers of the Corporation shall be entitled to such salaries, emoluments, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

5.10                      Bonds.  If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of that officer’s or agent’s duties and offices.

ARTICLE VI
Stock

6.1           Stock Certificates and Transfers.  (a)  The interest of each stockholder of the Corporation shall be evidenced by certificates representing shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board and Chief Executive Officer, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form.

(b)  The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Chapter 78 of the NRS or, unless otherwise provided by Chapter 78 of the NRS, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2           Lost, Stolen or Destroyed Certificates.  No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

6.3           Transfer Agents, Registrars, and Paying Agents.  The Board of Directors may at its discretion appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation.  Such agents and registrars may be located either within or outside Nevada.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VII
Indemnification of Officers and Directors

7.1           Indemnification; Advancement of Expenses.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.7502), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding.  Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors.  No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

7.2           Insurance and Other Financial Arrangements Against Liability of Directors, Officers, Employees, and Agents.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person’s status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ARTICLE VIII
Applicability of Certain Statutes

8.1           Acquisition of Controlling Interest.  The provisions of the NRS pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, shall not apply to the Corporation.

8.2           Combinations with Interested Stockholders.  The provisions of the NRS pertaining to combinations with interested stockholders (currently set forth in NRS 78.411 to 78.444, inclusive), as the same now exists or may hereafter be amended or supplemented, shall not apply to the Corporation.

ARTICLE IX
Execution of Instruments; Loans, Checks and Endorsements;
Deposits; Proxies

9.1           Execution of Instruments.  The President or any vice president shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  Unless authorized to do so by these Bylaws or by the Board of

Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

9.2           Loans.  The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the NRS.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

9.3           Checks and Endorsements.  All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

9.4           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

9.5           Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the President or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

9.6           Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE X
Miscellaneous

10.1                      Waivers of Notice.  Whenever notice is required by the NRS, by the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, stockholder, or other person entitled to said notice, whether before, at, or after the time stated therein, or his appearance at such meeting in person or (in the case of a stockholders’ meeting) by proxy, shall be equivalent to such notice.

10.2                      Corporate Seal.  The Board of Directors may adopt a seal circular in form and bearing the name of the Corporation, the state of its incorporation, and the word “Seal” which, when adopted, shall constitute the seal of the Corporation.  The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber-stamped with indelible ink.

10.3                      Fiscal Year.  The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

10.4                      Amendment of Bylaws.  The provisions of these Bylaws may at any time, and from time to time, be amended, supplemented or repealed by the Board of Directors.

10.5                      Uniformity of Interpretation and Severability.  These Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the laws of the State of Nevada or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such state, and where conflict between these Bylaws, the Articles of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require.  If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

10.6                      Emergency Bylaws.  Subject to repeal or change by action of the stockholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the laws of the State of Nevada.

SECRETARY’S CERTIFICATION

The undersigned Secretary of Healthy Fast Food, Inc. (the “Corporation”) hereby certifies that the foregoing Amended and Restated Bylaws are the Bylaws of the Corporation adopted by the Board of Directors as of the 26th day of June, 2007.

By:	/s/ Gregory R. Janson
Gregory R. Janson, Secretary